Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)
_________________

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

400 South Hope Street,
Suite 400
Los Angeles, CA	90071
(Address of principal executive offices)	(Zip code)

Rhea L. Ricard, Legal Department
The Bank of New York Mellon Trust Company, National Association
400 South Hope Street, Suite 400
Los Angeles, California 90071
(213) 630-6476
(Name, address and telephone number of agent for service)
________________

United Continental Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 W. Wacker Drive
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

_________________

United Air Lines, Inc.
(Exact name of obligor as specified in its charter)

Delaware	36-2675206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 W. Wacker Drive
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

_________________

6% Notes due 2026
6% Notes due 2028
8% Notes due 2024
Guarantees of such Notes
(Title of the indenture securities)

Item 1.   General Information.

Furnish the following information as to the Trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency – United States Department of the Treasury, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and
17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed January 11, 2005 in connection with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on October 28, 2009 in connection with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under 7the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 27th day of December, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

                                                                                                       December 27, 2012

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an Amended and Restated Indenture by and among United Continental Holdings, Inc. (formerly known as UAL Corporation), United Air Lines, Inc., as a guarantor, and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company, National Association

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands

ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin	752
Interest-bearing balances	384
Securities:
Held-to-maturity securities	0
Available-for-sale securities	664,282
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	66,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	6,314
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	166,282
Other assets	127,866
Total assets	$1,888,693

LIABILITIES

Deposits:
In domestic offices	535
Noninterest-bearing	535
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	230,606
Total liabilities	231,141
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	530,026
Accumulated other comprehensive income	5,006
Other equity capital components	0
Not available
Total bank equity capital	1,657,552
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,657,552
Total liabilities and equity capital	1,888,693

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)